POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Kathryn Beller his true and lawful attorney-in-fact:

(1)        to execute for and on behalf of the undersigned, in the capacity of the undersigned as a director of Moscow CableCom Corp., a Delaware corporation (the "Company"), Forms ID, 3, 4, and 5 in accordance with section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)        to do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any Forms ID, 3, 4, or 5 and timely to file the same with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)        to take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned.

Documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in her discretion.  The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any responsibilities of the undersigned to comply with section 16 of the Securities Exchange Act of 1934.  This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of March 18, 2004.

/s/ Sergey Mitrikov
Sergey Mitrikov